ZAIS Financial Corp. Announces Appointment of David L. Holman to Its Board of Directors

RED BANK, N.J., March 17, 2015 /PRNewswire/ -- ZAIS Financial Corp. (NYSE: ZFC) ("ZAIS Financial" or the "Company") today announced that David L. Holman has joined the Company's Board of Directors. Mr. Holman will serve as an independent member of the Board of Directors and the Chair of the Board's Audit Committee. He replaces Mr. James M. Zinn, who as expected has resigned from the Company's Board and from his role as Chair of the Audit Committee.

As previously disclosed, on October 27, 2014, Mr. Zinn agreed to be nominated as a director of ZAIS Group Holdings, subject to the completion of the acquisition by HF2 Financial Management Inc., ("HF2 Financial"), a special purpose acquisition company, of a majority equity interest in ZAIS Group Parent, LLC ("ZGP"). In connection with this recently completed acquisition, HF2 Financial has been renamed ZAIS Group Holdings, Inc. ("ZAIS Group Holdings") and Mr. Zinn has joined the ZAIS Group Holdings board of directors. Accordingly, as anticipated he has resigned from the Company's Board and from his role as Chair of the Board's Audit Committee.

Commenting on the announcement, Michael Szymanski, Chief Executive Officer of ZAIS Financial, stated, "I would like to thank Jim for his valuable service to the Company. I'm sure he will bring the same level of commitment and expertise to the ZAIS Group Holdings Board of Directors."

Mr. Holman was formerly a 27-year partner with the public accounting firm Ernst & Young LLP, in a career spanning over 40 years with the firm. His most recent position with Ernst & Young was in the National Office in New York City where he served for eight years as the Americas Director of Accounting Standards. Previously, he served as the firm's Director of Accounting & Auditing for the Insurance and Financial Services Industries from 1995 through 2001. During his tenure with Ernst & Young, he also served on the AICPA Financial Services Expert Panel, the AICPA Insurance Companies Committee, and several special task forces of these committees. Mr. Holman holds a Bachelor of Science degree from Northern Illinois University.

Mr. Szymanski added, "Dave is well-known and respected within the accounting industry and we are excited to welcome him to our Board of Directors. We will benefit from his accounting and auditing experience in the financial services industry. His insight and counsel will be a valuable addition to the ZAIS Financial Board as we continue to execute on our long-term strategy."

ZGP is the sole member of ZAIS Group, LLC, which is the managing member of ZAIS REIT Management, LLC, the external advisor to ZAIS Financial Corp. For further information regarding the HF2 Financial transaction, please refer to the Company's report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2014.

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (REIT) which invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: Scott Eckstein, Financial Relations Board, 212-827-3766